SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 3, 2003
                               (February 3, 2003)
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                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


     Oklahoma                        1-13726                    73-1395733
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(State or other jurisdiction     (Commission File No.)          (IRS Employer
   of incorporation)                                        Identification No.)


 6100 North Western Avenue, Oklahoma City, Oklahoma               73118
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    (Address of principal executive offices)                    (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)








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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  Other Events

         On February 3, 2003, Chesapeake Energy Corporation ("Chesapeake") issued a press release announcing completion of the acquisition of $300 million of Mid-Continent Gas Reserves from ONEOK, Inc. The following was included in the press release:

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 3, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has completed its previously announced acquisition of Mid-Continent gas assets from a wholly-owned subsidiary of Tulsa-based ONEOK, Inc. (NYSE:OKE) for $300 million.

The acquisition was funded with proceeds generated from the company's successful December 2002 offerings of 23 million common shares at $7.50 per share and $150 million of 7.75% senior notes.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on 3-D seismic delineated exploratory drilling combined with developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


ITEM 9. REGULATION FD DISCLOSURE

     Chesapeake also released the following additional statements in connection with the announcements described in Item 5:

Based on internal reservoir engineering estimates, Chesapeake believes that it has acquired approximately 200 billion cubic feet of gas equivalent (bcfe) of proved gas reserves and approximately 60 bcfe of probable and possible gas reserves. The acquired properties are expected to contribute approximately 47,000 thousand cubic feet of gas equivalent (mcfe) per day to Chesapeake's continued production growth.

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce the completion of another successful acquisition of Mid-Continent gas assets. The ONEOK acquisition fits perfectly with our existing Mid-Continent assets and with Chesapeake's business strategy of creating value by acquiring and developing low-cost, long-lived natural gas assets in the Mid-Continent region of the U.S. This transaction increases our company's proved reserves to 2.4 trillion cubic feet of gas equivalent and our current production to over 565,000 mcfe per day. Based on the results achieved from our previous acquisitions in the Mid-Continent, we expect to substantially increase the value of ONEOK's reserves through additional drilling, lower administrative costs and reduced operating costs. Today's announcement provides further evidence of our ongoing commitment to creating industry-leading value through further consolidation of high-quality gas assets in the Mid-Continent."


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             CHESAPEAKE ENERGY CORPORATION



                                             By: /s/ Aubrey K. McClendon
                                                 -------------------------------
                                                     Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:  February 3, 2003


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